Exhibit 99.1
FOR IMMEDIATE RELEASE
Ultimate Software Reports Q3 2007 Financial Results
40% Increase in New ARR, 34% Increase in Recurring Revenues,
and 31% Increase in Total Revenues
Weston, FL, October 25, 2007— Ultimate Software (Nasdaq: ULTI), a leading provider of end-to-end strategic human resources, payroll, and talent management solutions, announced today financial results for its third quarter of 2007. For the quarter ended September 30, 2007, Ultimate Software reported total revenues of $37.8 million, an increase of 31% compared with the third quarter of 2006, and recurring revenues of $22.2 million, a 34% increase over the same period of the previous year. GAAP net income for the third quarter of 2007 was $2.4 million, or $0.09 per diluted share, versus GAAP net income of $1.3 million, or $0.05 per diluted share, for the third quarter of 2006. Excluding stock-based compensation and amortization of acquired intangibles, non-GAAP net income for the third quarter of 2007 was $5.0 million, or $0.18 per diluted share, compared with non-GAAP net income for the third quarter of 2006 of $2.7 million, or $0.10 per diluted share.
New annual recurring revenues (ARR) were $7.1 million for the third quarter of 2007, a 40% increase from the amount produced in the third quarter of 2006. (See Financial Highlights below for definition.)
“Our third quarter performance reflects our continued success in executing on our business plan and is a strong step forward in realizing our 2007 and long-term objectives,” said Scott Scherr, CEO, president, and founder of Ultimate Software. “We are pleased to see that 85 percent of our new customers in the third quarter selected Intersourcing, our software-as-a-service delivery model, as that offering remains the primary driver of our increased recurring revenues.”
Ultimate Software’s financial results teleconference will be held today, October 25, 2007, at 5:00 p.m. Eastern Time, via World Investor Link at http://www.vcall.com/IC/CEPage.asp?ID=120811 . The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance may be discussed during the teleconference call.
Financial Highlights
•	Recurring revenues — consisting of maintenance revenues, revenues from our hosted offering of UltiPro through Intersourcing, and subscription revenues from per-employee-per-month fees generated by business service providers — grew by 34% for the third quarter of 2007 over the same quarter of 2006. Intersourcing revenues and, to a lesser extent, maintenance revenues, were the principal factors in the year-over-year growth in recurring revenues.

•	New ARR attributable to sales during the third quarter of 2007 were $7.1 million. New ARR represent the expected one-year value from (i) new Intersourcing sales (including prorated onetime charges), (ii) maintenance revenues related to new license sales, and (iii) recurring revenues from additional sales to Ultimate Software’s existing client base.

•	The combination of cash, cash equivalents, and marketable securities was $32.2 million as of September 30, 2007, compared with $33.0 million as of December 31, 2006. In the third quarter of 2007, the Company generated $6.0 million in cash from operations. On a year-to-date basis through September 30, 2007, the Company’s cash flows from operations were $20.4 million.

•	Pursuant to the Company’s previously announced stock repurchase program, the Company repurchased 370,638 shares of the Company’s Common Stock for $11.3 million in cash during the three months ended September 30, 2007 and 654,938 shares of the Company’s Common Stock for $19.0 million in cash for the nine months ended September 30, 2007. There are 635,625 shares of Common Stock remaining that are authorized for repurchase under the Company’s stock repurchase plan.

Financial Outlook
Ultimate Software is providing preliminary guidance for 2008, as follows:
•	increase new annual recurring revenues (ARR) generated in 2008 by approximately 25% over those produced in 2007,

•	grow recurring revenues by over 25% in 2008 compared with those in 2007,

•	increase total revenues by over 20% compared with 2007,

•	produce operating margins, on a non-GAAP basis (discussed below), between 14% and 15%, and

•	produce net income per diluted share, on a non-GAAP basis (discussed below), of $0.65 to $0.70, assuming a book income tax rate of 38% — 39% and a weighted average share count similar to the end of 2007.
The Company has a multi-year agreement with Ceridian which has produced $642,000 in recurring subscription revenues each month since September 2002. This Ceridian contract will terminate in March 2008. Therefore, for comparative purposes, 2007 includes a full year of recurring revenue (or $7.7 million) from the Ceridian agreement whereas the outlook for 2008 includes approximately one-fourth of the annual amount.
Accordingly, the Company’s preliminary guidance for 2008, excluding the impact of the Ceridian agreement, is as follows:
•	grow recurring revenues by over 35% in 2008 compared with those in 2007, and

•	increase total revenues by over 25% compared with 2007.
Operating margin and net income per diluted share expectations do not include the impact of non-cash equity-based compensation expense recognized under Statement of Financial Accounting Standard No. 123R, “Accounting for Share-Based Payments,” or the impact of the non-cash amortization of the intangible assets resulting from the acquisition of the Company’s United Kingdom subsidiary in 2006, which the Company includes in its GAAP financial results.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
A leading provider of end-to-end strategic human resources, payroll, and talent management solutions, Ultimate Software markets its award-winning UltiPro products as on-demand services through its software-as-a-service offering, Intersourcing, and as licensed software. Based in Weston, FL, Ultimate Software employs more than 700 professionals who are focused on developing the highest quality products and services. Ultimate Software’s IT team won a first place award for its management of Intersourcing from the American Business Awards in 2007, and its customer service team won two first-place awards for service excellence in 2006, one from the Service & Support Professionals Association and another from the American Business Awards. Ultimate Software was named a “Leader” in Forrester Research Inc.’s 2006 U.S. Midmarket HR solutions Wave ranking and ranked #3 on the 2006 and 2007 lists of the Best Medium-Sized Companies to Work For in America by the Great Place to Work Institute. Ultimate Software customers represent diverse industries and include such organizations as The Container Store, Elizabeth Arden, The Florida Marlins Baseball Team, The New York Yankees Baseball Team, Nintendo of America, Ruth’s Chris Steak House, and SkyWest Airlines. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com.
UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:	Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007(1)	2006(1)	2007(1)	2006(1)
Revenues:
Recurring	$22,174	$16,487	$62,720	$46,456
Services	12,312	9,410	35,773	25,972
License	3,337	2,882	10,829	9,340

Total revenues	37,823	28,779	109,322	81,768

Cost of revenues:
Recurring	5,630	4,602	16,609	13,040
Services	10,066	7,287	29,439	20,655
License	352	319	1,026	966

Total cost of revenues	16,048	12,208	47,074	34,661

Gross profit	21,775	16,571	62,248	47,107

Operating expenses:
Sales and marketing	9,040	7,222	26,265	21,711
Research and development	7,107	5,887	20,941	16,533
General and administrative	3,645	2,526	10,345	7,524

Total operating expenses	19,792	15,635	57,551	45,768

Operating income	1,983	936	4,697	1,339
Interest expense	(61)	(52)	(161)	(152)
Other income, net	433	419	5,602	1,148

Income before provision for income taxes	2,355	1,303	10,138	2,335
Provision for income taxes	—	—	(115)	—

Net income	$2,355	$1,303	$10,023	$2,335

Net income per share:
Basic	$0.10	$0.05	$0.41	$0.10

Diluted	$0.09	$0.05	$0.36	$0.09

Weighted average shares outstanding:
Basic	24,764	24,130	24,688	23,713

Diluted	27,692	27,030	27,577	26,891

Non-GAAP Financial Results (See “Use of Non-GAAP Financial Information”) (1):

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007(1)	2006(1)	2007(1)	2006(1)
Non-GAAP operating income	$4,594	$2,363	$12,153	$5,603
Non-GAAP net income	4,966	2,730	17,407	6,599
Non-GAAP net income per share:
Basic	$0.20	$0.11	$0.71	$0.28

Diluted	$0.18	$0.10	$0.63	$0.25

     (1) Net income and operating income for the three months ended September 30, 2007 included stock-based compensation of $2.6 million and amortization of acquired intangibles of $54 thousand. Net income and operating income for the nine months ended September 30, 2007 included stock-based compensation of $7.3 million and amortization of acquired intangibles of $162 thousand, net of income taxes. Net income and operating income for the three and nine months ended September 30, 2006 included stock-based compensation of $1.4 million and $4.3 million, respectively. For the three and nine months ended September 30, 2006, there was no amortization of acquired intangibles and no income taxes. Stock-based compensation includes expense for employee stock options and stock awards in accordance with SFAS 123(R).
     The following table sets forth the stock-based compensation expense (excluding the income tax effect, or “gross”) resulting from share-based arrangements and the amortization of acquired intangibles that are recorded in the Company’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Stock-based compensation:
Cost of recurring revenues	$161	$89	$489	$289
Cost of service revenues	330	157	1,242	605
Cost of license revenues	1	1	4	5
Sales and marketing	1,151	797	3,274	2,134
Research and development	213	117	753	413
General and administrative	701	266	1,532	818

Total non-cash stock-based compensation expense	$2,557	$1,427	$7,294	$4,264

Amortization of acquired intangibles:
General and administrative	$54	$—	$162	$—

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	As of	As of
	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$15,934	$16,734
Accounts receivable, net	29,055	26,575
Short-term investments in marketable securities	15,658	14,247
Prepaid expenses and other current assets	9,899	8,279

Total current assets	70,546	65,835

Property and equipment, net	16,616	13,480
Capitalized software, net	3,465	2,055
Goodwill	2,758	2,734
Long-term investments in marketable securities	643	2,039
Other assets, net	8,705	7,387

Total assets	$102,733	$93,530

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,373	$3,894
Accrued expenses	7,987	9,230
Current portion of deferred revenue	38,852	36,524
Current portion of capital lease obligations	1,894	1,512
Current portion of long-term debt	614	505

Total current liabilities	54,720	51,665

Deferred revenue, net of current portion	7,527	6,445
Deferred rent	2,708	2,788
Capital lease obligations, net of current portion	1,871	1,416
Long-term debt, net of current portion	362	194

Total liabilities	67,188	62,508

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	260	251
Additional paid-in capital	138,568	125,121
Accumulated other comprehensive income	7	1
Accumulated deficit	(73,477)	(83,500)

	65,358	41,873
Treasury Stock, at cost	(29,813)	(10,851)

Total stockholders’ equity	35,545	31,022

Total liabilities and stockholders’ equity	$102,733	$93,530

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Nine Months Ended
	September 30,
	2007	2006
Cash flows from operating activities:
Net income	$10,023	$2,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,070	3,727
Provision for doubtful accounts	1,075	873
Non-cash stock-based compensation expense	7,294	4,264
Changes in operating assets and liabilities:
Accounts receivable	(3,555)	(3,336)
Prepaid expenses and other current assets	(1,620)	(1,737)
Other assets	(1,478)	(2,244)
Accounts payable	1,479	1,190
Accrued expenses and deferred rent	(1,323)	1,068
Deferred revenue	3,410	4,141

Net cash provided by operating activities	20,375	10,281

Cash flows from investing activities:
Purchases of marketable securities	(13,629)	(17,903)
Maturities of marketable securities	13,614	15,383
Capitalized software	(1,391)	(1,273)
Acquisition-related expenses	(24)	—
Purchases of property and equipment	(4,777)	(4,725)

Net cash used in investing activities	(6,207)	(8,518)

Cash flows from financing activities:
Repurchases of Common Stock	(18,962)	(9,797)
Principal payments on capital lease obligations	(1,452)	(1,247)
Repayments of borrowings of long-term debt	(684)	(376)
Net proceeds from issuances of Common Stock	6,123	6,236

Net cash used in financing activities	(14,975)	(5,184)

Effect of foreign currency exchange rate changes on cash	7	—
Net decrease in cash and cash equivalents	(800)	(3,421)
Cash and cash equivalents, beginning of period	16,734	17,731

Cash and cash equivalents, end of period	$15,934	$14,310

Supplemental disclosure of cash flow information:
Cash paid for interest	$73	$79

Supplemental disclosure of non-cash financing activities:
– The Company entered into capital lease obligations to acquire new equipment totaling $2,289 and $1,433 for the nine months ended September 30, 2007 and 2006, respectively.

– The Company entered into a long-term installment loan agreement with a vendor to acquire computer software totaling $961 for the nine months ended September 30, 2007.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Non-GAAP operating income reconciliation:
Operating income	$1,983	$936	$4,697	$1,339
Operating income as a % of total revenues	5%	3%	4%	2%
Add back:
Non-cash stock-based compensation	2,557	1,427	7,294	4,264
Non-cash amortization of acquired intangible assets	54	—	162	—

Non-GAAP operating income	$4,594	$2,363	$12,153	$5,603

Non-GAAP operating income, as a % of total revenues	12%	8%	11%	7%

Non-GAAP net income reconciliation:
Net income	$2,355	$1,303	$10,023	$2,335
Add back:
Non-cash stock-based compensation	2,557	1,427	7,294	4,264
Non-cash amortization of acquired intangible assets	54	—	162	—
Income tax effect	—	—	(72)	—

Non-GAAP net income	$4,966	$2,730	$17,407	$6,599

Non-GAAP diluted net income per share reconciliation:
Net income per share	$0.09	$0.05	$0.36	$0.09
Add back:
Non-cash stock-based compensation	0.09	0.05	0.26	0.16
Non-cash amortization of acquired intangible assets	—	—	0.01	—
Income tax effect	—	—	—	—

Non-GAAP net income per diluted share	$0.18	$0.10	$0.63	$0.25

Basic	24,764	24,130	24,688	23,713

Diluted	27,692	27,030	27,577	26,891

Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Ultimate Software believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management of the Company uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.
To compensate for these limitations, the Company presents its non-GAAP financial measures in connection with its GAAP results. Ultimate Software strongly urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.
Ultimate Software presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share. We exclude the following items from each of these non-GAAP financial measures:
Stock-based compensation. The Company’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and stock awards recorded in accordance with SFAS 123(R). For the three months ended September 30, 2007, stock-based compensation was $2.6 million. There were no income taxes for the three months ended September 30, 2007. For the nine months ended September 30, 2007, stock-based compensation was $7.3 million, net of income taxes. For the three and nine months ended September 30, 2006, stock-based compensation was $1.4 million and $4.3 million, respectively. There were no income taxes for the three and nine months ended September 30, 2006. Stock-based compensation expenses are excluded in the non-GAAP financial measures because they are non-cash expenses that the Company does not consider part of ongoing operations when assessing its financial performance. The Company believes that such exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three months ended September 30, 2007, the amortization of acquired intangible assets was $54 thousand. There were no income taxes for the three months ended September 30, 2007. For the nine months ended September 30, 2007, the amortization of acquired intangible assets was $162 thousand, net of income taxes. For the three and nine months ended September 30, 2006, there was no amortization of acquired intangibles and no income taxes. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because it is a non-cash expense that the Company does not consider part of ongoing operations when assessing its financial performance. The Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.